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                                                                Exhibit 10.26


                   THIRD AMENDMENT TO POWER PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO POWER PURCHASE AGREEMENT, dated as of August 9, 2000, is entered into between LSP Energy Limited Partnership, a Delaware limited partnership ("Seller") and Virginia Electric and Power Company, a Virginia public service corporation ("Purchaser") (each, a "Party" and collectively, the "Parties") (the "Third Amendment").


                                  RECITALS

     WHEREAS, Seller and Purchaser have entered into Power Purchase Agreement dated as of May 18, 1998, as amended by the First Amendment to the Power Purchase Agreement dated as of July 22, 1998, and as amended by the Second Amendment to the Power Purchase Agreement dated as of August 11, 1998 (the "Power Purchase Agreement");

     WHEREAS, Seller and Purchaser desire to amend the Power Purchase Agreement as set forth in this Third Amendment;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:


     SECTION 1. DEFINITIONS. Unless the context otherwise requires, capitalized terms used but not otherwise defined in this Third Amendment shall have the meanings given to them in the Power Purchase Agreement.

     SECTION 2.  AMENDMENTS TO THE POWER PURCHASE AGREEMENT.

(a) For the period from the Commercial Operation Date through November 30, 2000, Section 5.2 shall be amended by adding the following:

         (d) In addition to the Scheduled Maintenance Outages provided for in
     Section 5.2(b) and 5.2(c), Seller shall be entitled to an additional 120 hours of Scheduled Maintenance Outages during Off Peak Hours, or during Peak Hours if mutually agreed upon between the Parties, for the period between the Commercial Operation Date and November 30, 2000 with one Day's prior notice to Purchaser of each such additional Scheduled Maintenance Period. Seller shall use Commercially Reasonable Efforts to minimize the period of any Scheduled Maintenance Outage. Purchaser may request changes to such schedules as long as such changes do not create a condition which places safety and reliability of the Dedicated Units in question. If Purchaser requests such schedule changes, Seller shall abide by Purchaser's requested



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                  Third Amendment to Power Purchase Agreement
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     changes, If, however, additional costs to Seller would result from
     Purchaser's requested changes, Seller shall notify Purchaser of such additional costs. Upon receipt of such notification from Seller, if Purchaser wishes for Seller to proceed with such changed schedule, Purchaser shall so notify Seller and shall reimburse Seller for such additional costs as were described in Seller's notice to Purchaser. If Purchaser does not notify Seller of its decision within five Business Days, then Seller shall proceed with its own schedule.

(b) On the Commercial Operation Date and continuing until the Summer Condition Standard Capacity is re-determined pursuant to the next sentence, the Summer Condition Standard Capacity shall be deemed to be equal to 243 MW. By no later than September 30, 2000, Seller shall re-determine the Summer Condition Standard Capacity in the manner set forth in Appendix B and such re-determined Summer Condition Standard Capacity shall become the Summer Condition Standard Capacity from that time forward as set forth in Section 11.1(b) and Appendix B.

(c) On the Commercial Operation Date and continuing until the Summer Condition Supplemental Capacity is re-determined pursuant to the next sentence, the Summer Condition Supplemental Capacity shall be deemed to be equal to 38 MW. By no later than November 30, 2000, Seller shall re-determine the Summer Condition Supplemental Capacity in the manner set forth in Appendix B and such re-determined Summer Condition Supplemental Capacity shall become the Summer Condition Supplemental Capacity from that time forward as set forth in Section 11.1(b) and Appendix B.

(d) For the period from the Commercial Operation Date through November 30, 2000, the definition of Forced Outage shall be changed by adding the following sentence at the end of the definition for Forced Outage.

     Notwithstanding the foregoing, for each Dedicated Unit the first 132 hours during the period between the Commercial Operation Date and November 30, 2000 that would otherwise constitute a Forced Outage in accordance with the preceding sentence shall not be deemed a Forced Outage.

(e) For the period for the Commercial Operation Date and continuing until the end of the calendar year 2000, the first sentence of section 11.1(b) shall be changed to allow the Seller to redetermine the Contract Capacity of the Dedicated Units up to five times per calendar year as follows:

          (b) No more than five times in any calendar year, Seller shall have the right to redetermine the Contract Capacity of a Dedicated Unit...



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                   Third Amendment to Power Purchase Agreement

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(f)  Seller and Purchaser agree to work together to coordinate the establishment of the Fuel arrangements and the implementation of the operating procedures for the Lateral Pipelines as described within
     Section 5.5.

     SECTION 3. EFFECTIVENESS. This Third Amendment shall be effective as of August 9, 2000, on the condition that the Commercial Operation Date occurs prior to 1 p.m. CPT August 10, 2000.


     SECTION 4.  MISCELLANEOUS.

(a) This Third Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same instrument. The Parties may execute this Third Amendment by signing any such counterpart and the signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signatures are physically attached to the same document.

(b) This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, exclusive of conflicts of laws provisions.

(c) Except as expressly provided in this Third Amendment, the Power Purchase Agreement shall continue and remain in full force and effect in all respects.





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                   Third Amendment to Power Purchase Agreement

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     IN WITNESS WHEREOF, the Parties have caused this third Amendment to be executed by their respective duly authorized officers as of the first date above written.




LSP ENERGY LIMITED PARTNERSHIP

By:  LSP Energy, Inc., its General Partner

Name:  /s/ Michael P. Witzing
      --------------------------------------
Title: Vice President
      --------------------------------------
       Michael P. Witzing



VIRGINIA ELECTRIC AND POWER COMPANY

By:  /s/ R. T. Thatcher
   ----------------------------------------
Name: R. T. Thatcher
      ----------------------------------------
Title: Vice President
      ----------------------------------------










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                      Third Amendment to Power Purchase Agreement